UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2014

EMULEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3333 Susan Street
Costa Mesa, California 92626
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (714) 662-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR     240.13e-4(c))

Item 8.01.     Other Events.

On May 9, 2014, Emulex Corporation (the "Company") announced that it had completed the previously announced $100 million accelerated share repurchase program contemplated by the Master Confirmation Agreement, dated as of November 13, 2013, and related Supplemental Confirmation, dated as of November 18, 2013 (collectively, the "ASB Agreement") with Goldman Sachs & Co. Details as to the ASB Agreement are contained in the Company's Current Report on Form 8-K filed on November 21, 2013. Under the ASB Agreement, the Company repurchased an aggregate of 6,085,244 shares of its common stock for an aggregate purchase price of $44,261,690.

Since March 30, 2014 (the end of the third fiscal quarter), the Company has obtained, as the final delivery pursuant to the ASB Agreement, the amount of 1,462,613 shares of its common stock, which are included in the aggregate number of 6,085,244 shares mentioned above.

As previously announced, the accelerated share repurchase program was part of a $200 million stock repurchase program approved by the Company's Board of Directors in November 2013. The share repurchases are authorized to be completed through the combination of individually negotiated transactions, accelerated share buybacks, and open market purchases.

As part of the stock repurchase program and in addition to the accelerated stock repurchase program, the Company has adopted and entered into a repurchase plan designed to comply with the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934 (the "10b5-1 Repurchase Plan"). In connection with the 10b5-1 Repurchase Plan, the Company entered into an agreement pursuant to which it has instructed Goldman Sachs & Co. to repurchase an aggregate of $50 million of Company common stock in open market transactions in accordance with pre-determined price and volume criteria. Since March 30, 2014 (the end of the third fiscal quarter) the Company has repurchased, in the open market (and not pursuant to the ASB Agreement), an aggregate of 1,497,446 shares of its common stock as of May 9, 2014 at an average price of $5.42 per share for a total of approximately $8.1 million. Approximately $38.5 million of repurchases remain under the 10b5-1 Repurchase Plan.

The Company filed a Form 10-Q with the Securities and Exchange Commission on May 2, 2014 reporting that, as of April 24, 2014, the Company had 80,633,099 shares of common stock outstanding. As of May 9, 2014, the Company had approximately 79,432,166 shares of outstanding common stock and approximately $88.5 million remains under the $200 million authorized repurchase program. There can be no assurances as to the amount, timing or prices of future repurchases. The specific timing and amount of future repurchases will vary based on market conditions and other factors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 9, 2014

EMULEX CORPORATION (Registrant)

By:	/s/ KYLE B. WESCOAT
Kyle B. Wescoat
Senior Vice President and Chief Financial Officer